SUB-ITEM 77Q3
                                 MFS SERIES TRUST I
(a)(i) Based upon their evaluation of the registrant's disclosure controls and procedures as conducted within 90 days of the filing date of this report, the registrant's chief financial officer and chief executive officer have concluded that those disclosure controls and procedures provide reasonable assurance that the material information required to be disclosed by the registrant in the reports it files or submits under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is recorded, processed, summarized and reported in substantial compliance with the 1934 Act and the Commission's rules and forms thereunder.

(ii) There were no significant changes in the registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of their last evaluation.

(iii) Certifications

I, Richard M. Hisey, certify that:

1. I have reviewed this report on Form N-SAR of MFS Series Trust I;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and
c. presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a. all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls and b. any fraud whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.
Date: October 25, 2002
                                 RICHARD M. HISEY
                                             Richard M. Hisey
                                             Chief Financial Officer


(iii) Certifications (continued)

I, John W. Ballen, certify that:

1. I have reviewed this report on Form N-SAR of MFS Series Trust I;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and
c. presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a. all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls and b. any fraud whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.
Date: October 25, 2002
                                  JOHN W. BALLEN
                                                     John W. Ballen
                                                     Chief Executive Officer
This page being filed for series 1 MFS Series Trust I, MFS Managed Sectors Fund Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 74U1 & 74U2 (000's omitted) - Number of shares outstanding (000's omitted)
Class A           27,421
Class B           7449
Class C           187
Class I           307

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)
Class A           $6.70
Class B           $6.71
Class C           $6.65
Class I           $6.75

This page being filed for series 2 MFS Series Trust I, MFS Cash Reserve Fund Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 & 72DD2 - Total income dividends for which record date passed during the period ($000's omitted)
Class A           $2,240
Class 529A        $0
Class B           $3,004
Class 529B        $0
Class C           $723
Class 529C        $0

Item 73A1 & 73A2 - Dividends from net investment income (per share amount)
Class A           $0.01
Class 529A        $0.00
Class B           $0.00
Class 529B        $0.00
Class C           $0.00
Class 529C        $0.00

Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)
Class A           242,230
Class 529A        30
Class B           741,638
Class 529B        5
Class C           159,254
Class 529C        5

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)
Class A           $1.00
Class 529A        $1.00
Class B           $1.00
Class 529B        $1.00
Class C           $1.00
Class 529C        $1.00

This page being filed for series 3 MFS Series Trust I, MFS Global Asset Allocation Fund
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 & 72DD2 - Total income dividends for which record date passed during the period ($000's omitted)
Class A           $681
Class B           $676
Class C           $146
Class I           $1

Item 73A1 & 73A2 - Dividends from net investment income (per share amount)
Class A           $0.16
Class B           $0.13
Class C           $0.13
Class I           $0.20

Item 74U1 & 74U2 - Number of shares outstanding (000's omitted)
Class A           4,217
Class B           4,163
Class C           957
Class I           7

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)
Class A           $13.53
Class B           $13.44
Class C           $13.44
Class I           $13.26

This page being filed for series 4 MFS Series Trust I, MFS Value Fund
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 & 72DD2 - Total income dividends for which record date passed during the period ($000's omitted)
Class A           $11,057
Class 529A        $0
Class B           $1,654
Class 529B        $0
Class C           $859
Class 529C        $0
Class I           $693

Item 73A1 & 73A2 - Dividends from net investment income (per share amount)
Class A           $0.15
Class 529A        $0
Class B           $0.04
Class 529B        $0
Class C           $0.04
Class 529C        $0
Class I           $0.22

Item 74U1 & 74U2 - Number of shares outstanding (000's omitted)
Class A           105,760
Class 529A        1
Class B           53,916
Class 529B        1
Class C           27,668
Class 529C        1
Class I           4,454

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)
Class A           $17.21
Class 529A        $17.21
Class B           $17.13
Class 529B        $17.12
Class C           $17.12
Class 529C        $17.11
Class I           $17.27

This page being filed for series 5
MFS Series Trust I, MFS Research Growth and Income Fund
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 74U1 & 74U2 - Number of shares outstanding (000's omitted)
Class A                    4,027
Class B                    6,023
Class C                    1,448
Class I                    34

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)
Class A           $12.51
Class B           $12.14
Class C           $12.10
Class I           $12.69

This page being filed for series 6 MFS Series Trust I, MFS Core Growth Fund Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 74U1 & 74U2 - Number of shares outstanding (000's omitted)
Class A           31,607
Class B            8,807
Class C            6,333
Class I              329

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)
Class A           $13.22
Class B           $13.01
Class C           $13.02
Class I           $13.37

This page being filed for series 7 MFS Series Trust I, MFS Strategic Growth Fund Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 74U1 & 74U2 - Number of shares outstanding (000's omitted)
Class A           52,108
Class 529A        0
Class B           35,934
Class 529B        0
Class C           10,894
Class 529C        0
Class I           1,840
Class J             350

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)
Class A           $14.03
Class 529A        $14.03
Class B           $13.65
Class 529B        $13.65
Class C           $13.67
Class 529C        $13.67
Class I           $14.24
Class J           $13.56

This page being filed for series 11 MFS Series Trust I, MFS New  Discovery  Fund
(52H1)
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 74U1 & 74U2 - Number of shares outstanding (000's omitted)
Class A           68,569
Class 529A        1
Class B           19,809
Class 529B        1
Class C           7,414
Class 529C        0
Class I           3,909

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)
Class A           $11.99
Class 529A        $11.99
Class B           $11.75
Class 529B        $11.75
Class C           $11.77
Class 529C        $11.77
Class I           $12.19

This page being filed for series 12 MFS Series Trust I, MFS Research International Fund
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 74U1 & 74U2 - Number of shares outstanding (000's omitted)
Class A                             29,063
Class 529A                          1
Class B                             7,844
Class 529B                          1
Class C                             4,093
Class 529C                          1
Class I                             1,663

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)
Class A                             $10.78
Class 529A                          $10.78
Class B                             $10.54
Class 529B                          $10.54
Class C                             $10.52
Class 529C                          $10.52
Class I                             $10.95

This page being filed for series 13 MFS Series Trust I, MFS Technology Fund Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 74U1 & 74U2 - Number of shares outstanding (000's omitted)
Class A           8,502
Class B           4,218
Class C           1,702
Class I           481

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)
Class A           $6.25
Class B           $6.16
Class C           $6.16
Class I           $6.33

This page being filed for series 14 MFS Series Trust I, MFS Japan Equity Fund Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 74V1 and 74V2 correctly, the correct answers are as follows:

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)
Class A           $6.77
Class I           $6.77

This page being filed for series 15 MFS Series Trust I, MFS Global Telecommunications Fund
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 74U1 & 74U2 - Number of shares outstanding (000's omitted)
Class A           7,426
Class B           10,515
Class C           3,690
Class I           0

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)
Class A $         2.16
Class B $         2.14
Class C $         2.14
Class I $         2.20